PRUDENTIAL TAX-FREE MONEY FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                              August 27, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


      Re:	Prudential Tax-Free Money Fund, Inc.
             File No. 811-2927


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual
Report on Form N-SAR for the above referenced
Fund, for the six-month period ended June 30, 2007. The enclosed is being filed electronically via the EDGAR System.



                                              Yours truly,


                          			/s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary

Enclosure




       This report is signed on behalf of the
Registrant in the City of Newark and State of New
Jersey on the 24th day of August 2007.



	Prudential Tax-Free Money Fund, Inc.


Witness:  /s/Floyd L. Hoelscher				By:  /s/Jonathan D. Shain
Floyd L. Hoelscher					Jonathan D. Shain
       					Assistant Secretary





L:\MFApps\CLUSTER 2\N-SARS\TFM\2007\Semi letter.doc